SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)           December 15, 2005
Premium Standard Farms, Inc.

(Exact name of Registrant as Specified in its Charter)
Delaware

(State or other jurisdiction of Incorporation)

333-64180	43-1755411

(Commission File Number)	(I.R.S. Employer Identification No.)

805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri	64105

(Address of principal executive offices)	(Zip Code)
(816) 472-7675

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 15, 2005, the Board of Directors Premium Standard Farms, Inc. (the “Company”) appointed Robert S. Kopriva to the Board as a Class I Director. Mr. Kopriva will also serve on the Compensation Committee.
     From January 2002 until his retirement in June 2005, Mr. Kopriva was Senior Vice President of Sara Lee Corporation and Chief Executive Officer of its Sara Lee Foods Division. Mr. Kopriva joined Sara Lee Corporation in 1981 and held a number of management positions with increasing responsibilities, including President and Chief Executive Officer of Sara Lee’s Jimmy Dean Foods division, President of Sara Lee Foods U.S.—Supply Chain, and President, Sara Lee Foods U.S. He was elected a Vice President of Sara Lee Corporation in 2000.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PREMIUM STANDARD FARMS, INC.
Date: December 19, 2005	By:	/s/ Stephen A. Lightstone
Stephen A. Lightstone,
Executive Vice President, Chief Financial Officer and Treasurer

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